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                                                                     Exhibit 5.1

                                                                    May 12, 2000


Exelon Corporation
37th Floor, 10 South Dearborn Street
Post Office Box A-3005
Chicago, Illinois 60690-3005

     Re: Registration Statement on Form S-4
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Ladies and Gentlemen:

          We have acted as Pennsylvania counsel to Exelon Corporation, a Pennsylvania corporation ("Exelon"), in connection with the registration under the Securities Act of 1933, as amended, of up to 311,000,000 shares of common stock of Exelon, no par value ("Exelon Common Stock"), issuable by Exelon upon consummation of the share exchange between Exelon and PECO Energy Company, a Pennsylvania corporation ("PECO Energy") (the "Share Exchange"), and the merger of Unicom corporation, an Illinois corporation ("Unicom"), with and into Exelon (the "Merger") based on the following exchange ratio: (i) one share of Exelon Common Stock for each outstanding share of common stock of PECO Energy, no par value, in the Share Exchange and (ii) 0.875 shares of Exelon Common Stock for each outstanding share of common stock of Unicom, no par value, in the Merger.

          In rendering our opinion, we have reviewed and relied upon such certificates, documents, corporate records, other instruments and representations of officers of Exelon as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

          Based on the foregoing, we are of the opinion that the shares of Exelon Common Stock to be issued in the Share Exchange and the Merger have been duly authorized and, when duly executed, delivered and issued in accordance with the respective terms of the Share Exchange and the Merger, will be legally issued, fully paid and nonassessable.
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          We consent to the filing of this opinion as Exhibit 5 to the
Registration Statement of Form S-4, relating to the Share Exchange and the Merger, and to the reference to this firm in the section of the Registration Statement entitled "Legal Matters".

          This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.


                              Very truly yours,

                              /s/ Ballard Spahr Andrews & Ingersol LLP